EXHIBIT 10.1



                     DEFERRED COMPENSATION PLAN FOR
                          OUTSIDE DIRECTORS OF
                        CAMPO ELECTRONICS, APPLIANCES
                          AND COMPUTERS, INC.


                               ARTICLE I

                                PURPOSE

            The Purpose of the Deferred Compensation Plan for Outside Directors of Campo Electronics, Appliances and Computers, Inc. (the "Plan") is (a) to provide for the deferral of the payment of director compensation to the members of the Company's Board of Directors who are not full-time employees of the Company (the "Directors") until the Company is in a better position to pay such fees, (b) to permit Directors to elect to defer director fees until age 65 or termination of Board service and (c) to provide deferred stock unit awards to the Chairman of the Board of Directors.

                               ARTICLE II

                             ADMINISTRATION

            The   Plan   will  be  administered  by  the  Compensation
   Committee of the Board of Directors of the Company (the "Committee"). The Committee will have the sole authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating thereto, and in general, make all other determinations necessary or advisable for the administration of the Plan. All decisions of the Committee concerning the administration, construction, and interpretation of the Plan shall be final, conclusive and binding upon parties and interests.

                              ARTICLE III

                              PARTICIPANTS

            Participation in the Plan is limited to Directors. Upon termination of membership from the Board of Directors of the Company, participation in the Plan shall cease. Distribution of deferred Compensation payments shall commence as provided elsewhere herein.

                               ARTICLE IV

                         REQUIRED DEFERRALS OF
                     COMPENSATION BY ALL DIRECTORS

            Commencing with the 1998 calendar year, the annual retainer fees, Board meeting attendance fees and Committee meeting attendance fees ("Compensation") which Directors are entitled to be paid by the Company shall automatically be deferred until the later of one year from the date the Plan is adopted by the Board of Directors or the effective date of the bankruptcy court's confirmation of the Company's plan of reorganization (the "Initial Deferral Period"). Each Director may elect to further defer such Compensation until the earlier of age 65 or termination of Board service and may elect as to whether such deferral shall be in Stock Units or in a Reserve, as described in Article V.

                               ARTICLE V

                    COMPENSATION DEFERRAL ELECTIONS

            5.1 Voluntary Initial Deferral Period Election. Rather than be paid deferred Compensation for the Initial Deferral Period at the time provided in Article IV, any Director may elect to further defer receipt of his Initial Deferral Period Compensation until the earlier of the attainment of age 65 or termination of Board service. The election form for further deferral of the Initial Deferral Period Compensation is attached as Exhibit A hereto.

            5.2      Subsequent Voluntary Deferral Election.  In order
   for a voluntary deferral election to be effective for any given calendar year or portion thereof outside of the Initial Deferral Period, the Director must deliver a signed election form to the Committee no later than December 31 of the year preceding the year for which the election is to take effect. In the case of a person who is selected or appointed to the Board of Directors of the
   Company during the calendar year in which the election or appointment is to take effect, the signed election form must be delivered to the Committee no later than the first Board meeting attended by the Director following such election or appointment. The voluntary election must be made on the form attached hereto as Exhibit B, available upon request from the Committee.

            5.3 Election as to the Form of Deferred Compensation. Each Director must elect with respect to his or her deferred Compensation to either (i) have the Company allocate to such Director Compensation units in the form of hypothetical units of the Company's common stock (the "Stock Units"); or (ii) have the Company create a reserve (the "Reserve") to which the Company shall credit Compensation payments which such Director has deferred. Such elections shall be made on the forms provided as Exhibits A or B hereto. Executed election forms are to be forwarded to the attention of the Committee or a person designated by the Committee to receive them (the "Representative").

            5.4 Irrevocability of Election. Upon receipt of the signed election form by the Committee or its Representative, the election shall become irrevocable as to the period or year for which it is effective.

            5.5 Effect of No Election. If a written election form for a calendar year is not received by the Committee or its Representative at the time and in the manner provided in Section
   5.2 above, Compensation payments to which the Director becomes entitled for that calendar year shall be distributed in the form of customary cash payments.

            5.6 Deferral Amount. In the event that a Director elects to defer payment of Compensation, such Director must elect to defer payment of all his Compensation for such year until the expiration of the deferral period.

                               ARTICLE VI

                              STOCK UNITS

            6.1 Stock Units. For each Director electing to defer Compensation payments in the form of Stock Units, the Company shall credit to such Director's account as of the date of fee or dividend payment (the "Crediting Date") the number of Stock Units equal to the number of shares of the Company's common stock (including fractions) that could be purchased with the amount of the Director's deferred Compensation in accordance with Sections 5.1 and 5.2 herein at the Fair Market Value of the Company's common stock on such Crediting Date. The term "Fair Market Value" shall mean the closing quotation for the Company's common stock on the Nasdaq Stock Market on such date, or if there is no trading on such date, on the previous trading day on which trading occurred.

            6.2 Dividends. The Company shall credit to each Director's Account as of the Crediting Date next succeeding the record date for payment of dividends on the Company's common stock the number of Stock Units equal to the number of shares of the Company's common stock (including fractions) which could be purchased at the Fair Market Value of the Company's common stock on such Crediting Date, with the dividends such Director would have received if he had been the owner of the number of shares of the Company's common stock equal to the number of Stock Units (excluding fractions) in his account on the date normal customary dividends would have been paid. After a Director has terminated service on the Board, dividends shall continue to be credited to such Director's Stock Unit account until all deferred Compensation has been distributed pursuant to Article X herein.

            6.3 Adjustments in Stock Units. The total number of Stock Units credited to each Director's account shall be appropriately adjusted from time to time, as determined by the Board of Directors or the Committee, for any increase or decrease in the number of outstanding shares of the Company's common stock resulting from a subdivision or combination of shares of common stock, a dividend payable in common stock, a reclassification of common stock, a merger or consolidation, or for any other change in the capital structure or shares of common stock. The determination of the Board of Directors or the Committee shall be final, conclusive and binding upon all parties and interests.

                              ARTICLE VII

                        ESTABLISHMENT OF RESERVE

            7.1 Establishment of Reserve. For each Director electing to defer Compensation payments in the form of the Reserve referred to in Section 5.3, the Company shall establish a Reserve on its books to which the Company shall credit Compensation payments which each Director has deferred. Credits of Compensation payments to the Reserve shall be made by the Company at the end of each fiscal quarter during which customary cash payments would have been made had the Director not elected their deferral.

            7.2 Interest Accruals. On all Compensation payments that a Director may elect to defer and be credited to the Reserve for such Director, there shall be credited to such Reserve an amount equal to interest on those Compensation payments compounded quarterly from the date such Compensation payments are credited to such Director's Reserve. The rate of interest shall be the one-year United States Treasury Bill rate as published in The Wall Street Journal as of the beginning of each of the Company's fiscal quarters. After a Director has terminated service on the Board, interest shall continue to accrue to such Director's Reserve until all deferred Compensation is distributed pursuant to Article XI herein.

                              ANNUAL VIII

                            CHAIRMAN OF THE
                        BOARD STOCK UNIT GRANTS

            As deferred compensation for past services provided to the Company as Chairman of the Board of Directors, L. Ronald Forman shall be granted 30,000 Stock Units, as of the date of adoption of this Plan by the Board of Directors. As deferred compensation for future service as Chairman of the Board of the Company, L. Ronald Forman shall be granted 5,000 Stock Units per month on the last day of each month beginning December 31, 1997 and ending January 31, 1999, provided Mr. Forman continues to serve as Chairman of the Board on such date. Such Stock Units shall be on the same terms and subject to the same conditions as Compensation that a Director may elect to defer in Stock Units, as provided herein, except that
   (a) such Stock Units will be paid at the election of Mr. Forman at any time beginning one year following the date such Stock Units are credited to Mr. Forman's account under the terms hereof and (b) the Company may elect to pay such Stock Units in shares of Company common stock rather than in cash, if the requisite shareholder approval of the stock issuance has been obtained. The closing price of a share of Company common stock, as quoted on the Nasdaq Stock Market on November 14, 1997, was $1.00. If not previously paid, all Stock Units granted to Mr. Forman under this Section VIII and all dividends thereon shall be paid upon the earlier of termination of Mr. Forman's Board Service with the Company or Mr. Forman's attainment of age 65.

                               ARTICLE IX

                COMPANY LIABILITY AND DIRECTORS' RIGHTS

            9.1 Company's Liability for Stock Unit Accounts and Reserves. Amounts credited to the Stock Unit accounts and Reserves shall represent entries made on the Company's books solely for record-keeping purposes under the Plan. All amounts so credited shall at all times constitute general, unsecured liabilities of the Company payable exclusively out of its general assets, and in no event and under no circumstance shall the Company be obligated or required to segregate from its general assets (whether by trust or otherwise) funds sufficient to pay the amounts credited to Stock Unit accounts or Reserves.

            9.2 Rights of Directors in Stock Unit Accounts and Reserves. Nothing contained in this Plan shall be deemed to confer upon any Director any right, title, or vested interest in and to Stock Unit accounts and Reserves or the amounts from time to time credited thereto. As a condition of electing to defer Compensation payments pursuant to the Plan, each Director shall be required to acknowledge and confirm in writing that: (i) the Director's right to receive deferred compensation payments and accruals with respect thereto shall be no greater than the right of any unsecured creditor of the Company generally; and (ii) all deferred compensation payments shall be payable only as provided in Article X hereof.

                               ARTICLE X

                    TIME AND METHOD OF DISTRIBUTION

            10.1     Deferral   Period.    The   period  during  which
   compensation is deferred under this Plan is referred to herein as the "Deferral Period."

            10.2 Notice to Director. Prior to the date when the Company will commence distribution of deferred compensation to a Director, the Committee or its Representative shall contact the Director in writing in order to obtain his written election as to whether he desires to receive the distribution in a lump sum or installments, specifying the number. Failure of the Director to make an election will be deemed to be an election for a lump-sum payment.

            10.3 Timing of Distribution. As soon as practicable after the expiration of the Deferral Period, amounts credited to such Director either through Stock Units or a Reserve shall be distributed to him (or his designated beneficiary) in the form of:
   (i) a single lump-sum payment; or (ii) annual installment payments over not less than two (2) nor more than ten (10) years. If payment in the form of annual installment payments is elected, the second and remaining annual installment payments, if any, shall be payable on the successive anniversary dates of the first payment. If, after commencing to receive a distribution under this Article, a Director dies prior to completion of such distribution, then any remaining annual installment payments shall be payable to the Director's designated beneficiary at the same times and in the same amounts as the payments would have been made to the Director.

            10.4 Manner of Distribution - Stock Units. Except as permitted in Article VIII hereof, distribution of compensation deferred as Stock Units shall be made in cash as follows: (i) for lump sum distributions, the amount of cash distributed shall be equal to the number of Stock Units credited to a Director's account as of the date the Company issues a check to the Director or beneficiary multiplied by the Fair Market Value of the Company's common stock on the trading date immediately preceding such date; or (ii) for annual installment distributions, the amount of each installment shall be the numerator (equal to one) divided by the denominator (this being the total number of remaining installment payments) multiplied by the number of Stock Units credited to the Director's account, which product shall be multiplied by the Fair Market Value of the Company's common stock on the trading date immediately preceding the date on which the Company issues a check to the Director for the installment payment.

            10.5 Hardship. In the case of hardship as defined herein, the Director may petition the Committee for immediate distribution of any Compensation deferred by election. Hardship shall include unusual financial need which arises from:

                     (a) Expenses or debts incurred by, or assumed by a Director which are: (i) not covered by insurance and arise out of an accident to, or the illness or disability of a Director, a member of the Director's family, or a dependent of the Director; or (ii) occur as the result of a Director's divorce or separation, or the divorce, separation or death of a member of a Director's family.

                     (b) Sudden, unexpected losses, not covered by insurance, arising out of the following circumstances: (i) casualty occurrence; (ii) theft of personal property; and
            (iii) rendering of a legal judgment against the Director, a member of the Director's family, or a dependent of the Director.

                     (c) Educational expenses which arise from: (i) education of a member of the Director's family; and (ii) education of a dependent of the Director.

                     (d) Severe curtailment of a Director's personal income due to reasons beyond the Director's control.

                     (e) Expenses resulting from the purchase of a primary residence by the Director.

            10.6 Designation of Beneficiary. Any Director shall have the right to designate a beneficiary, or beneficiaries who are to receive distribution of payments if the Director dies before the complete distribution under this Plan is made. Any beneficiary designation, or change in the beneficiary designation, shall be made in writing by completing and furnishing to the Committee or its Representative the appropriate form attached hereto as Exhibit
   C. The last designation of beneficiary received by the Committee or its Representative shall be controlling over any testamentary or purported disposition by the Director, provided that no designation, or change of designation thereof shall be effective unless received by the Committee prior to the death of the Director. If there is no designated beneficiary living at the time distribution of any compensation is to be made, or if any designation of beneficiary shall be ineffective for any reason, then the compensation shall be paid to the estate of the Director. In the event a designated beneficiary who has commenced to receive distribution of Director's payments pursuant to this Article shall die prior to completion thereof, then any remaining payments shall be delivered to the estate of the beneficiary in a lump sum within twelve (12) months following the date of death.

            10.7 Acceleration. Notwithstanding any provisions of the Plan to the contrary, in the case of a "change of control of the Company" as defined herein, any compensation deferred under the Plan shall be distributed immediately upon the Company's receipt of a written request delivered by a Director or any other person or entity claiming on behalf of a Director and no later than the effective date of a transaction described in (a), (b) or (c) below. For purposes of the Plan, a "change in control of the Company" shall occur if:

                     (a)  The  Company  shall  not  be  the  surviving
            entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),

                     (b) The Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),

                     (c)  The Company is dissolved or liquidated,

                     (d) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, other than an employee benefit plan of the Company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of the Common Stock, or

                     (e) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company.

                               ARTICLE XI

                       REQUESTS FOR DISTRIBUTION

            11.1 Requests Under the Plan. A Director, or any other person or entity claiming on behalf of a Director, may present a written request to the Committee or its Representative for distribution of any amounts due or alleged to be due under the Plan. Within thirty (30) days following receipt of the request, the Committee shall advise the Director or other person or entity in writing of the amounts payable and the method of distribution of such amounts.

            11.2 Review of Requests. If a request for distribution under the Plan is not approved, the Committee shall set forth in writing in a manner calculated to be understood by the Director or other person or entity: (i) the specific reason or reasons for the action taken; (ii) specific reference to the pertinent provisions of the Plan upon which the action was taken;
   (iii) a description of any additional material or information necessary to have a request approved and an explanation of why such material or information is necessary; and (iv) an explanation of the Committee's review procedure. The Committee shall afford the Director or other person or entity a reasonable opportunity for a full and fair review by the Committee of its action taken if requested to do so within thirty (30) days after receipt of the written statement of the Committee's action.

                              ARTICLE XII

                             MISCELLANEOUS

            12.1 Effective Date. This Plan shall be effective upon adoption by the Board of Directors and shall continue for succeeding fiscal years of the Company unless amended or terminated by the Board of Directors.

            12.2     Effect    of   Plan.    The   establishment   and
   continuance of the Plan by the Company shall not constitute a contract of service between the Company and any Director, and shall not be deemed to be consideration for, inducement to, or a condition of service of any person. The deferral of any Compensation payments pursuant to the provisions of the Plan shall not limit the rights of the shareholders or Directors of the Company to remove a Director as permitted by the Articles of Incorporation, By-Laws or applicable laws. No trust or other fiduciary relationships shall be created or deemed to arise from any deferrals under the Plan.

            12.3 Prohibition Against Assignment. The right of any Director (or his designated beneficiary to receive any payment or installment under the Plan shall not be subject in any manner to attachment or other legal process or proceedings for discharge of the debts of the Director or beneficiary, and any such payment or installment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, mortgage or encumbrance.

            12.4 Amendment and Termination. (i) The Board intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to repeal the Plan entirely, or to direct the permanent discontinuance or temporary suspension of payments under the Plan; provided that no such modification, repeal, discontinuance or suspension shall affect or otherwise deprive the Directors of any payments to which they may be entitled under the Plan at the time thereof; and (ii) No amendment or termination of this Plan shall, without the consent of the participants under the Plan or beneficiaries thereunder reduce the amount of deferred Compensation owed such person under the Plan.

            12.5 Governing Law. Except to the extent preempted or superseded by the federal laws of the United States of America, the laws of the State of Louisiana will govern the Plan.

            12.6 Notices. All notices, reports, statements, distributions or payments given, made, delivered or transmitted to a Director or his designated beneficiary shall be deemed to be duly given, made, delivered or transmitted when mailed, by first class mail, postage prepaid, addressed to the Director or beneficiary at the address appearing on the books of the Committee. Written directions, notices, and other communications to the Company, the Committee or its Representatives, shall be deemed to be duly given, made or delivered when received by the Committee or its Representative at such location as may from time to time be specified.

            12.7 Gender and Number. Whenever appropriate in the Plan, the masculine gender shall be construed to include the feminine, and the feminine gender shall be construed to include the masculine. Words used in the singular shall be construed to include the plural, and the plural to include the singular.



                                                             EXHIBIT A

           CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
            DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                       INITIAL DEFERRAL ELECTION

            WHEREAS, Campo Electronics, Appliances and Computers, Inc. (hereinafter the "Company") has established a formal deferred compensation plan (hereinafter the "Plan") for members of its Board of Directors who are not full-time employees of the Company;

            WHEREAS, the Plan provides for the deferral of any annual retainer fee, Board meeting attendance fees, and Committee meeting attendance fees (hereafter "Compensation") until the later of one year from the date of adoption of the Plan by the Board of Directors or the effective date of the bankruptcy court's confirmation of the Company's plan of reorganization (the "Initial Deferral Period"); and

            WHEREAS, the Plan permits participants to elect to further defer Compensation earned during the Initial Deferral Period until attainment of age 65 or termination of Board service.

            NOW, THEREFORE, I, ______________ _____________,

                     * do elect to defer Compensation that I earn with respect to Board services for an additional period following the Initial Deferral Period, which additional period shall end upon the earlier of my attainment of age 65 or upon termination of my service on the Board;

                     * do not elect to defer Compensation that I earn with respect to Board services for a period beyond the Initial Deferral Period;

            1. Under this election and pursuant to Article V of the Plan, I direct the Company to:

                     *    allocate deferred Compensation  in  the form
                          of   hypothetical  units  of  the  Company's
                          common stock (the "Stock Units"); or

                     * create a reserve (the "Reserve") to which the Company shall credit my Compensation payments.

            2. If I shall have deferred Compensation under the Plan and I shall die before terminating Board service with the Company, I shall be deemed to have elected to receive payment of such Compensation in a lump-sum distribution.

            3.       This election is irrevocable.

            4. All other terms of this Deferral Election shall be governed by the Campo Electronics, Appliances and Computers, Inc. Deferred Compensation Plan for Outside Directors, and any amendments thereto, which is in effect at the time of this election. All of the terms and conditions of such Plan are incorporated by reference thereto.

            5. I acknowledge by my signature below, that I have read and understand the terms of the Plan. I acknowledge and confirm that my right to be paid deferred Compensation payments and accruals is no greater than the right of any unsecured creditor of the Company and that all deferred compensation shall be payable only as provided in the Plan.

            IN WITNESS WHEREOF, I affix my signature to this election on _____________ ____, 199__.


                                            (Signature of Participant)


   Receipt Acknowledged:            Campo  Electronics, Appliances and
                                    Computers, Inc.

                                    By:

                                    Date:



                                                             EXHIBIT B

           CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
            DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                        ANNUAL DEFERRAL ELECTION

                  WHEREAS, Campo Electronics, Appliances and Computers, Inc. (hereinafter the "Company") has established a formal deferred compensation plan (hereinafter the "Plan") for members of its Board of Directors who are not full-time employees of the Company; and

                  WHEREAS, the Plan permits participants to elect to defer any annual retainer fee, Board meeting attendance fees, and Committee Meeting attendance fees (hereafter "Compensation") in accordance with the terms of the Plan:

                  NOW, THEREFORE, I, ______________  _____________, do
   elect to defer Compensation I earn with respect to Board services I shall perform for the Company during the Calendar Year beginning January 1, 199__ subject to the following understandings and restrictions.

                  1.    Under  this  election  and pursuant to Section
   4.2 of the Plan, I direct the Company to:

                        * allocate Compensation units in the form of hypothetical units of the Company's common stock (the "Stock Units"); or

                        * create a reserve (the "Reserve") to which the Company shall credit Compensation payments which I have elected to defer.

                  2. If I shall have elected to defer Compensation under the Plan and I shall die before terminating Board service with the Company, I shall be deemed to have elected to receive payment of such Compensation in a lump-sum distribution.

                  3.    This election is irrevocable.

                  4. All other terms of this Deferral Election shall be governed by the Campo Electronics, Appliances and Computers, Inc. Deferred Compensation Plan for Outside Directors, and any amendments thereto, which is in effect at the time of this election. All of the terms and conditions of such Plan are incorporated by reference thereto.

                  5. I acknowledge by my signature below, that I have read and understand the terms of the Plan. I acknowledge and confirm that my right to be paid deferred Compensation payments and accruals is no greater than the right of any unsecured creditor of the Company and that all deferred compensation shall be payable only as provided in the Plan.

                  IN WITNESS WHEREOF, I affix my signature to this election on _____________ ____, 199__.


                                            (Signature of Participant)


   Receipt Acknowledged:            Campo  Electronics, Appliances and
                                    Computers, Inc.

                                    By:

                                    Date:



                                                             EXHIBIT C

           CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
            DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                       DESIGNATION OF BENEFICIARY


                  1. I am a participant in the Deferred Compensation Plan for Directors of Campo Electronics, Appliances and Computers, Inc. (the "Plan") and I hereby designate the following as my beneficiary under the Plan:

                      Name (age if under 18)
   Relationship

   Primary:

   Secondary:


                  2. This designation shall be subject to the terms of, and any amounts which become payable hereunder shall be governed by, the Plan as from time to time in effect.




                                            (Signature of Participant)

   Date:

   Receipt Acknowledged:            Campo  Electronics, Appliances and
                                    Computers, Inc.

                                    By:

                                    Date: